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                         AMERICAN FINANCIAL CORPORATION

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


     The following is a list of subsidiaries of AFC at December 31, 2001. All corporations are subsidiaries of AFC and, if indented, subsidiaries of the company under which they are listed.

                                                                                           Percentage of
Name of Company                                                              Incorporated     Ownership
---------------                                                              ------------  -------------
American Money Management Corporation                                        Ohio                 100
American Premier Underwriters, Inc.                                          Pennsylvania          81
    Pennsylvania Company                                                     Delaware             100
       Atlanta Casualty Company                                              Ohio                 100
       Infinity Insurance Company                                            Indiana              100
          Infinity National Insurance Company                                Indiana              100
          Infinity Select Insurance Company                                  Indiana              100
       Leader Insurance Company                                              Ohio                 100
          Leader Specialty Insurance Company                                 Indiana              100
          TICO Insurance Company                                             Ohio                 100
       Republic Indemnity Company of America                                 California           100
          Republic Indemnity Company of California                           California           100
       Windsor Insurance Company                                             Indiana              100
          Regal Insurance Company                                            Indiana              100
    Premier Lease & Loan Services Insurance Agency, Inc.                     Washington           100
    Premier Lease & Loan Services of Canada, Inc.                            Washington           100
Great American Insurance Company                                             Ohio                 100
    American Empire Surplus Lines Insurance Company                          Delaware             100
       American Empire Insurance Company                                     Ohio                 100
       Fidelity Excess and Surplus Insurance Company                         Ohio                 100
    Brothers Property Corporation                                            Ohio                  80
    Great American Alliance Insurance Company                                Ohio                 100
    Great American Assurance Company                                         Ohio                 100
    Great American Contemporary Insurance Company                            Illinois             100
    Great American Custom Insurance Services, Inc.                           Ohio                 100
       Professional Risk Brokers, Inc.                                       Illinois             100
    Great American E&S Insurance Company                                     Delaware             100
    Great American Fidelity Insurance Company                                Delaware             100
    Great American Financial Resources, Inc.                                 Delaware              83
       AAG Holding Company, Inc.                                             Ohio                 100
          American Annuity Group Capital Trust I                             Delaware             100
          American Annuity Group Capital Trust II                            Delaware             100
          Great American Life Insurance Company                              Ohio                 100
              Annuity Investors Life Insurance Company                       Ohio                 100
              Loyal American Life Insurance Company                          Ohio                 100
              United Teacher Associates Insurance Company                    Texas                100
       Great American Life Assurance Company
          of Puerto Rico, Inc.                                               Puerto Rico          100
    Great American Insurance Company of New York                             New York             100
    Great American Management Services, Inc.                                 Ohio                 100
    Great American Protection Insurance Company                              Indiana              100
    Great American Security Insurance Company                                Ohio                 100
    Great American Spirit Insurance company                                  Indiana              100
    Mid-Continent Casualty Company                                           Oklahoma             100
       Mid-Continent Insurance Company                                       Oklahoma             100
       Oklahoma Surety Company                                               Oklahoma             100
    National Interstate Corporation                                          Ohio                  58
       National Interstate Insurance Company                                 Ohio                 100
          National Interstate Insurance Company of Hawaii, Inc.              Hawaii               100
    Transport Insurance Company                                              Ohio                 100
    Worldwide Insurance Company                                              Ohio                 100

       The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

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